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                                                                    EXHIBIT 23.1




                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4 Nos. 333-____ and 333-____) and related Prospectus of National Commerce Bancorporation and National Commerce Capital Trust I for the registration of $50,000,000 of Capital Securities of National Commerce Capital Trust I and to the incorporation by reference therein of our report dated February 14, 1997, with respect to the consolidated financial statements of National Commerce Bancorporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



                                                          /s/ Ernst & Young LLP


Memphis, Tennessee
June 10, 1997